Exhibit 5.1

[CGSH Letterhead]

Writer’s Direct Dial: (212) 225-2994

E-Mail: RRaymond@cgsh.com

March 20, 2006

ImClone Systems Incorporated

180 Varick Street

New York, NY 10014

Re:          ImClone Systems Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ImClone Systems Incorporated, a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of 600,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), to be issued under the Company’s 2005 Inducement Stock Option Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By	/s/ Robert J. Raymond
Robert J. Raymond, a partner